Exhibit 99.3

CONSENT

OF

CREDIT SUISSE SECURITIES (USA) LLC

Board of Directors

Aon Corporation

200 East Randolph Street

Chicago, Illinois 60601

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 11, 2010, to the Board of Directors of Aon Corporation (the “Company”) as Annex B to the Registration Statement of the Company on Amendment No. 1 to Form S-4 (the “Registration Statement”) relating to the proposed merger involving the Company and Hewitt Associates, Inc. and references made to such opinion in the Registration Statement under the captions entitled “Summary—Opinions of Financial Advisors”, “The Merger—Recommendation of the Aon Board of Directors and Its Reasons for the Merger”, “The Merger—Background of the Merger” and “The Merger—Opinion of Aon’s Financial Advisor”.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Todd Noffke
Name: Todd Noffke
Title: Managing Director

August 13, 2010